UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 21, 2013

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2013, the Compensation & Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Accuride Corporation (the “Company”) awarded equity grants to certain employees, including the Company’s Named Executive Officers, as part of its long term incentive program (“LTIP”).  In support of its effort to increasingly emphasize pay for performance, the Committee allocated fifty percent of the total value of each of the 2013 LTIP awards to performance share units (“PSUs”) with the remaining portion of each of the 2013 LTIP awards allocated to time vesting restricted stock units (“RSUs”).  Each of the PSUs and RSUs entitle the recipients to receive a corresponding number of shares of the Company’s common stock on the date of vesting. The PSUs and RSUs were granted under the terms of the Company’s Amended and Restated 2010 Incentive Award Plan and are evidenced by a Performance Share Unit Award Agreement and a Restricted Stock Unit Award Agreement in the forms filed herewith as Exhibits 10.1 and 10.2, respectively.

The RSUs vest annually over a four year period, with 20% vesting on each of March 5, 2014, March 5, 2015, and March 5, 2016, and the final 40% vesting on March 5, 2017, subject to the employee’s continued employment with the Company.  The PSUs will vest in 2016 if management achieves a specified performance objective over a three year performance period (2013 through 2015).  The PSUs will vest and be paid out at 50% if the threshold goal is met, 100% at target and 150% if the maximum goal is achieved or exceeded.  If the threshold goal is not achieved then all the PSUs will be forfeited and none will vest or be paid out.  The PSUs will vest pro-rata assuming target performance upon a change in control of the Company, as defined in the Performance Share Unit Award Agreement, subject to the Committee’s discretion to adjust the awards to reflect actual performance up to the date of the change in control. If the time vesting awards are assumed or substituted in connection with a change in control of the Company, as defined in the award agreement, the RSUs will vest if the award recipient experiences a Termination of Service, as defined in the award agreement, by action of the Company without Cause, as defined in the award agreement, within twelve months following the date of the change in control. Unvested PSUs and RSUs will be forfeited and any gain received from the shares of common stock received upon vesting in the PSUs and RSUs is recoverable in the event that the recipient engages in certain prohibited activities within 24 months of the receipt of the shares, which include violating any non-compete, non-solicitation, confidential and proprietary information, or non-disclosure agreements or covenants.

The foregoing descriptions of the forms of Performance Stock Unit Award Agreement and Restricted Stock Unit Award Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the relevant agreements, which are filed as Exhibits 10.1 and 10.2 to this report, and incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On March 22, 2013, the Company issued a press release announcing the date and location of its 2013 Annual Meeting Of Stockholders, which will be held on Tuesday, May 28, 2013, beginning at 3:00 p.m. Eastern at the office of Latham & Watkins LLP in New York, New York.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

10.1          Form of Performance Share Unit Award Agreement (2013).

10.2          Form of time vesting Restricted Stock Unit Award Agreement (2013).

99.1          Press release, dated March 22, 2013, entitled “Accuride Corporation Sets Date of 2013 Annual Meeting of Stockholders”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION
Date:	March 25, 2013	/s/ Stephen A. Martin
Stephen A. Martin
Senior Vice President / General Counsel